As filed with the Securities and Exchange Commission on April 5, 2013

Registration No. 333-128936

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

GENCO SHIPPING & TRADING LIMITED

(Exact name of Registrant as Specified in Charter)
________________

Republic of the Marshall Islands	98-0439758
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

GENCO SHIPPING & TRADING LIMITED 2005 EQUITY INCENTIVE PLAN

(Full title of the plan)
________________

299 Park Avenue, 12th Floor
New York, New York 10171
(212) 763-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

Robert Gerald Buchanan
President
299 Park Avenue, 12th Floor
New York, New York 10171
(212) 763-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies to:

Thomas E. Molner, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S−8 (this “Amendment”) relates to the Registration Statement on Form S−8 (File No. 333-128936), filed with the Securities and Exchange Commission on October 11, 2005 (the “Registration Statement”), by Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Registrant”). The Registration Statement registered the sale of 2,000,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Registrant’s 2005 Equity Incentive Plan.  This Amendment is being filed to deregister all unsold Shares registered pursuant to, and terminates the effectiveness of, the Registration Statement.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares which remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 5, 2013.

GENCO SHIPPING & TRADING LIMITED

By: /s/ Robert Gerald Buchanan
Name: Robert Gerald Buchanan
Title:   President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on April 5, 2013 in the capacities indicated.

Name	Title	Date

* __________________________________ Peter C. Georgiopoulos	Chairman of the Board and Director	April 5, 2013

/s/ Robert Gerald Buchanan Robert Gerald Buchanan	President (Principal Executive Officer)	April 5, 2013

* __________________________________ John C. Wobensmith	Chief Financial Officer, Principal Accounting Officer and Secretary	April 5, 2013

* __________________________________ Nathanel C.A. Kramer		April 5, 2013

* __________________________________ Basil G. Mavroleon		April 5, 2013

* __________________________________ Robert C. North		April 5, 2013

* __________________________________ Harry A. Perrin		April 5, 2013

* __________________________________ Mark F. Polzin		April 5, 2013

/s/ Alfred E. Smith IV Alfred E. Smith IV		April 5, 2013

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

*    By: /s/ Robert Gerald Buchanan

           Robert Gerald Buchanan, attorney in fact